Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $45.2 million, or $1.89 per diluted share, in 2015;
Includes $6.9 Million, or $0.20 Per Diluted Share, in the Fourth Quarter of 2015;
Fourth Quarter Highlighted By Completed Acquisition of AmericanWest Bank

Walla Walla, WA - January 27, 2016 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income in the fourth quarter of 2015 of $6.9 million, or $0.20 per diluted share, compared to $12.9 million, or $0.62 per diluted share, in the preceding quarter and $11.7 million, or $0.60 per diluted share, in the fourth quarter a year ago.  The current quarter results were impacted by $18.4 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.37 per diluted share, and the preceding quarter results were impacted by $2.2 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.09 per diluted share.

For the year, net income was $45.2 million, or $1.89 per diluted share, compared to $54.1 million, or $2.79 per diluted share, in 2014.  Results for 2014 included a $9.1 million bargain purchase gain related to the acquisition of six branches in southwest Oregon, which net of taxes contributed $0.30 to diluted net income per share.  Acquisition-related expenses were $26.1 million, or $0.76 per diluted share net of tax benefit, in 2015 compared to $4.3 million, or $0.17 per diluted share net of tax benefit, in 2014.

“For Banner Corporation 2015 was a truly transformational year,” stated Mark J. Grescovich, President and Chief Executive Officer.  “While our operating results for the most recent quarter and full year continued to reflect the success of our proven client acquisition strategies, which produced strong organic growth of loans and deposits, as well as core revenues, we also benefited meaningfully from the successful acquisition and integration of Siuslaw Bank in March 2015 and the six branches in southwest Oregon that we acquired in June 2014.  In addition, the recently completed acquisition of AmericanWest Bank had a dramatic impact on our operating results for the fourth quarter of 2015, substantially increasing the scale and reach of the Company and providing tremendous opportunity for future revenue growth.  With this strategic combination, we will deploy our super community bank model throughout a strengthened presence in Washington, Oregon and Idaho, and enter attractive growth markets in California and Utah.  Although there remains significant additional work to be done to complete the full integration of the two companies and realize the expected operating synergies, we are exceptionally pleased with the progress we have made through the dedicated efforts of our employees and expect that, similar to the prior acquisitions, this acquisition of AmericanWest Bank will result in significant benefits to our expanding group of clients, communities, employees and shareholders.”

With the completion of the AmericanWest Bank acquisition, at December 31, 2015 Banner Corporation had $9.8 billion in assets, $7.2 billion in net loans and $8.1 billion in deposits.  As Banner Bank deploys its super community bank business model across five western states, the combined bank, with 202 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population, is benefiting from its diversified geographic footprint with significant growth opportunities.

Fourth Quarter 2015 Highlights

•	Completed acquisition of AmericanWest Bank on October 1, 2015, including $4.5 billion of assets, $3.0 billion of net loans and $3.6 billion in deposits.
•	Net income was $6.9 million, or $0.20 per diluted share.
•	Acquisition-related expenses were $18.4 million which, net of tax benefit, reduced net income by $0.37 per diluted share for the quarter ended December 31, 2015.
•	Revenues from core operations* increased 90% to $112.0 million, compared to $59.1 million in the fourth quarter a year ago.
•	Net interest margin was 4.05% for the current quarter, compared to 4.14% in the third quarter of 2015 and 4.08% a year ago.
•	Deposit fees and other service charges were $13.2 million, an increase of 35% compared to the preceding quarter and 58% year-over-year.
•	Revenues from mortgage banking operations were $4.5 million, compared to $4.4 million in the preceding quarter and $3.0 million a year ago.

BANR - Fourth Quarter 2015 Results
January 27, 2016

•	Net loans increased by $2.94 billion, or 69%, during the quarter, and increased 93% year-over-year.
•	Total deposits increased 107% to $8.06 billion compared to a year ago.
•	Core deposits increased by $3.03 billion, or 83%, during the quarter, and increased 114% year-over-year.
•	Core deposits represented 83% of total deposits at December 31, 2015.
•	Common stockholders' tangible equity per share* decreased to $29.66 at December 31, 2015, compared to $30.75 at the preceding quarter end but increased from $29.64 a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 10.68% at December 31, 2015.

*Revenues from core operations and other operating income from core operations (both of which exclude fair value adjustments, gains and losses on the sale of securities and the acquisition bargain purchase gain), acquisition accounting impact on net interest margin, other operating expense from core operations (which excludes acquisition-related costs) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

Acquisition of AmericanWest Bank

Effective October 1, 2015, Banner completed the acquisition of Starbuck Bancshares, Inc. ("Starbuck") and its wholly owned subsidiary AmericanWest Bank.  The merger was accounted for using the acquisition method of accounting.  Accordingly, the purchase price was allocated to the assets (including identifiable intangible assets) and the liabilities of Starbuck at their respective estimated fair values as of the merger date.  The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.  The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date.  The allocation of the purchase price is subject to adjustment within the measurement period.

In addition to the acquisition of AmericanWest Bank, the acquisition of Siuslaw Financial Group and its wholly-owned subsidiary Siuslaw Bank ("Siuslaw") in March 2015 and acquisition of six branches in southwest Oregon acquired in June 2014 (the (the "Branch purchase") had a significant impact on the current and historical operating results of Banner.  For additional details regarding these acquisitions and merger related expenses, see the tables under Business Combinations on pages 12 and 13 of this press release.

Income Statement Review

Banner’s fourth quarter net interest income, before the provision for loan losses, increased 76% to $92.1 million, compared to $52.2 million in the preceding quarter and increased 97% compared to $46.7 million in the fourth quarter a year ago, largely reflecting the acquisitions of AmericanWest Bank and Siuslaw and continued client acquisition.  In 2015, Banner’s net interest income increased 35% to $242.3 million compared to $179.9 million in 2014, which in addition to the acquisitions reflected the Branch purchase and significant organic loan and deposit growth.

“Although lower as expected following the acquisition of AmericanWest Bank, we maintained a solid net interest margin in the fourth quarter reflecting a strong loan to deposit ratio and well disciplined pricing decisions,” said Grescovich.  Net interest margin is enhanced by the amortization of acquisition accounting discounts on purchased loans received in Banner's acquisitions, which is accreted into loan interest income, as well as by net premiums on non-market-rate certificate of deposit liabilities assumed which are amortized as a reduction to deposit interest expense.  The preceding quarter was impacted by the accretion of acquisition accounting loan discounts from the Siuslaw acquisition and immaterial amount of deposit premium amortization which together contributed approximately three basis points to the margin in that period.  Banner's net interest margin was 4.05% for the fourth quarter of 2015, which included 11 basis points as a result of accretion from acquisition accounting loan discounts from both the AmericanWest Bank and Siuslaw acquisitions and three basis points from the amortization of deposit premiums, compared to 4.14% in the preceding quarter and 4.08% in the fourth quarter a year ago.  For the year, Banner’s net interest margin was 4.10%, which included seven basis points from acquisition accounting adjustments, compared to 4.07% in 2014, which included just one basis point from acquisition accounting adjustments.

Average interest-earning asset yields decreased ten basis points compared to the preceding quarter and decreased seven basis points from the fourth quarter a year ago.  Despite the positive impact from the accretion of discounts on the loans acquired through the acquisitions, which added

BANR - Fourth Quarter 2015 Results
January 27, 2016

14 basis points to reported yields for the quarter, loan yields decreased four basis points compared to the preceding quarter and decreased eight basis points from the fourth quarter a year ago.  The decrease in the average loan yield was primarily attributable to changes in the portfolio mix as a result of the acquisitions, as well as payoffs of loans which had a higher yield than the average yield of newly originated loans.  Deposit costs decreased one basis point compared to the preceding quarter and decreased three basis points compared to the fourth quarter a year ago.  Amortization of acquisition accounting net premiums on certificates of deposit reduced the cost of deposits by three basis points in the fourth quarter 2015 and by one basis point for the full year.  The total cost of funds declined two basis points in the fourth quarter compared to the preceding quarter and declined five basis points compared to the fourth quarter a year ago.

“Home purchase activity remains robust in our markets, and revenues from mortgage banking remained strong, reflecting Banner’s increased market presence and our investment in this business line,” said Grescovich.  Mortgage banking operations contributed $4.5 million to fourth quarter revenues compared to $4.4 million in the preceding quarter and $3.0 million in the fourth quarter of 2014.  In 2015, mortgage banking operations produced $17.7 million of revenues compared to $10.2 million in 2014.  Home purchase activity accounted for 61% of fourth quarter mortgage banking originations and 63% of mortgage originations in 2015.

Deposit fees and other service charges increased 35% to $13.2 million in the fourth quarter of 2015, compared to $9.7 million in the preceding quarter and increased 58% compared to $8.3 million in the fourth quarter a year ago.  In 2015, deposit fees and other service charges increased 33% to $40.6 million compared to $30.6 million in 2014.  The year-over-year increase reflects strong organic growth, as well as the AmericanWest Bank and Siuslaw acquisitions and the Branch purchase, together resulting in significant growth in the number of deposit accounts and increased transaction activity.

Revenues from core operations* (revenues excluding gains and losses on the sale of securities, net change in valuation of financial instruments and the bargain purchase gain) increased 66% to $112.0 million in the fourth quarter ended December 31, 2015, compared to $67.4 million in the preceding quarter and increased 90% compared to $59.1 million in the fourth quarter of 2014.  In 2015, revenues from core operations* increased 36% to $305.9 million, compared to $224.4 million in 2014.  Total revenues were $110.5 million for the quarter ended December 31, 2015, compared to $66.3 million in the preceding quarter and $58.8 million in the fourth quarter a year ago.  In 2015, total revenues were $304.6 million, compared to $234.9 million in 2014.

Banner’s fourth quarter 2015 results included a $1.5 million net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, as well as a $3,000 net loss on the sale of securities.  In the preceding quarter, results included a $1.1 million net loss for fair value adjustments and in the fourth quarter a year ago results included a $287,000 net loss for fair value adjustments, as well as a $1,000 gain on the sale of securities.

Banner’s total other operating income, which includes the changes in the valuation of financial instruments and gains and losses on the sale of securities, was $18.4 million in the fourth quarter of 2015, compared to $14.1 million in the third quarter of 2015 and $12.1 million in the fourth quarter a year ago.  For the full year, total other operating income was $62.3 million compared to $55.0 million in 2014 which also included the $9.1 million bargain purchase gain from the Branch purchase.  Other operating income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $19.9 million for the fourth quarter of 2015, compared to $15.2 million for the preceding quarter and $12.4 million for the fourth quarter a year ago.  For the year, other operating income from core operations* increased 43% to $63.6 million, compared to $44.5 million in 2014.

Total other operating expenses (non-interest expenses) were $100.3 million in the fourth quarter of 2015, compared to $46.7 million in the preceding quarter and $41.2 million in the fourth quarter of 2014.  The year-over-year increase in operating expenses was largely attributable to acquisition-related expenses and incremental costs associated with operating the 98 branches acquired in the AmericanWest Bank acquisition on October 1, 2015 and the ten Siuslaw branches acquired in March 2015, as well as generally increased compensation, occupancy and payment and card processing services reflecting increased transaction volume.  There were $18.4 million in acquisition-related expenses in the current quarter compared to $2.2 million in the preceding quarter and $2.8 million in the fourth quarter a year ago.  For the year, total other operating expenses were $236.6 million, compared to $153.7 million in 2014, with acquisition-related expenses of $26.1 million, compared to $4.3 million in 2014.  Acquisition-related expenses in the year ended December 31, 2015 included $24.1 million related to the acquisition of AmericanWest Bank and $2.0 million related to the acquisition of Siuslaw.  In addition to the AmericanWest Bank and Siuslaw branches, the increase in total operating expenses for the full year reflects costs associated with operating the six southwest Oregon branches acquired in June 2014.

For the fourth quarter of 2015, Banner recorded $3.3 million in state and federal income tax expense for an effective tax rate of 32.4%, which reflects normal marginal tax rates increased by the effect of certain non-deductible merger expenses and reduced by the effect of tax-exempt income and certain tax credits.

Balance Sheet Review

Largely as a result of the AmericanWest Bank acquisition, but also reflecting organic growth, total assets increased by 87% to $9.80 billion at December 31, 2015, compared to $5.31 billion at September 30, 2015, and increased 107% compared to $4.72 billion a year ago.  The total of

BANR - Fourth Quarter 2015 Results
January 27, 2016

securities and interest-bearing deposits held at other banks was $1.54 billion at December 31, 2015, compared to $648.5 million at September 30, 2015 and $637.5 million a year ago.  The increase in securities portfolio is primarily a result of positions held by AmericanWest at the time of the merger.  The average effective duration of Banner's securities portfolio was approximately 3.3 years at December 31, 2015.

“Net loans increased by $2.94 billion, or 69%, during the quarter and increased 93% year-over-year due to both the AmericanWest Bank and Siuslaw acquisitions and strong organic growth.  Loan production remained solid, as did the regional economy, and we continue to see significant potential for growth in our loan origination pipelines,” added Grescovich.

Net loans were $7.24 billion at December 31, 2015, compared to $4.29 billion at September 30, 2015, and $3.76 billion a year ago.  The AmericanWest Bank acquisition accounted for $2.82 billion of the year-end loan portfolio and the Siuslaw acquisition accounted for $236 million, of the year-end loan portfolio.  Commercial real estate and multifamily real estate loans increased 88% to $3.57 billion at December 31, 2015, compared to $1.90 billion at September 30, 2015, and increased 127% compared to $1.57 billion a year ago.  Commercial business loans increased 49% to $1.21 billion at December 31, 2015, compared to $812.1 million three months earlier and increased 67% compared to $724.0 million a year ago.  Agricultural business loans increased 55% to $376.5 million at December 31, 2015, compared to $242.6 million three months earlier and increased 58% compared to $238.5 million a year ago.  Total construction, land and land development loans increased 16% to $574.2 million at December 31, 2015, compared to $493.8 million at September 30, 2015, and increased 40% compared to $411.0 million a year earlier.

Banner’s total deposits increased 84% to $8.06 billion at December 31, 2015, compared to $4.39 billion at September 30, 2015 and increased 107% compared to $3.90 billion a year ago.  The AmericanWest Bank acquisition accounted for $3.54 billion and the Siuslaw acquisition accounted for  $336 million, respectively, of the deposit portfolio at December 31, 2015.  Non-interest-bearing account balances increased 68% to $2.62 billion at December 31, 2015, compared to $1.56 billion three months earlier and increased 102% compared to $1.30 billion a year ago.  Interest-bearing transaction and savings accounts increased 94% to $4.07 billion at December 31, 2015, compared to $2.10 billion three months earlier and increased 122% compared to $1.83 billion a year ago.  Certificates of deposit increased 87% to $1.37 billion at December 31, 2015, compared to $730.7 million at September 30, 2015, and increased 77% compared to $770.5 million a year earlier.  Brokered deposits totaled $162.9 million at December 31, 2015, compared to $10.1 million at September 30, 2015 and $4.8 million a year ago.

Banner’s core deposits represented 83% of total deposits at December 31, 2015, compared to 80% of total deposits a year earlier.  The cost of deposits was 0.15% for the quarter ended December 31, 2015, compared to 0.16% in the preceding quarter, and declined two basis points from 0.18% for the quarter ended December 31, 2014.

At December 31, 2015, total common stockholders' equity was $1.30 billion, or $37.97 per share, compared to $671.2 million at September 30, 2015 and $582.9 million a year ago.  This increase was mostly due to 13.23 million shares of common stock and non-voting common stock issued on October 1, 2015 in connection with the AmericanWest Bank acquisition, which were valued at $47.67 per share and increased stockholders’ equity by $630.7 million.  In addition, on March 6, 2015, Banner issued 1.3 million shares in connection with the Siuslaw acquisition, which were valued at $44.02 per share and added $58.1 million to stockholders’ equity.  At December 31, 2015, tangible common stockholders' equity*, which excludes goodwill and other intangible assets, was $1.02 billion, or 10.68% of tangible assets*, compared to $644.6 million, or 12.20% of tangible assets, at September 30, 2015, and $580.1 million, or 12.29% of tangible assets, a year ago.  Banner's tangible book value per share* increased slightly to $29.66 at December 31, 2015, compared to $29.64 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the newly implemented Basel III and Dodd Frank regulatory standards.  At December 31, 2015, Banner Corporation's common equity Tier 1 capital ratio was 12.15%, its Tier 1 leverage capital to average assets ratio was 11.06% and its total capital to risk-weighted assets ratio was 13.66%.

Credit Quality

“No provision for loan losses was required during the current quarter or the full year despite the organic loan growth,” said Grescovich.  “Our credit quality metrics continue to reflect our moderate risk profile and our reserve levels remain strong.”

In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, of which a portion reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value and as a result no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses, or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw.

The allowance for loan losses was $78.0 million at December 31, 2015, or 1.07% of total loans outstanding and 512% of non-performing loans compared to $76.0 million at December 31, 2014, or 1.98% of total loans outstanding.  Banner had net recoveries of $688,000 in the fourth quarter compared to net charge-offs of $9,000 in the third quarter of 2015 and net recoveries of $1.6 million in the fourth quarter a year ago.  If the allowance for loan losses and loans were grossed up for the remaining loan discount the adjusted allowance for loans to adjusted loans would

BANR - Fourth Quarter 2015 Results
January 27, 2016

have been 1.67% as of December 31, 2015.  Non-performing loans were $15.2 million at December 31, 2015, compared to $16.0 million at September 30, 2015, and $16.7 million a year ago.  Real estate owned and other repossessed assets increased to $11.6 million at December 31, 2015, compared to $6.4 million at September 30, 2015 and $3.4 million a year ago primarily due to additional real estate owned acquired in the mergers.

Banner's non-performing assets were 0.28% of total assets at December 31, 2015, compared to 0.42% at September 30, 2015 and 0.43% a year ago.  Non-performing assets were $27.1 million at December 31, 2015, compared to $22.4 million at September 30, 2015 and $20.2 million a year ago.  In addition to non-performing assets, purchase credit impaired loans increased to $58.6 million at December 31, 2015 compared to $5.4 million at September 30, 2015 as a result of the acquisition of AmericanWest Bank.

Conference Call

Banner will host a conference call on Thursday, January 28, 2015, at 8:00 a.m. PST, to discuss its fourth quarter and year end results.  To listen to the call on-line, go to  www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10078834, or at www.bannerbank.com.

About the Company

On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger that brought together two financially strong, well-respected institutions and created a leading Western bank.  Banner Corporation is now a $9.8 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the merger of Banner Bank and AmericanWest Bank might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Fourth Quarter 2015 Results
January 27, 2016

RESULTS OF OPERATIONS	Quarters Ended			Years Ended
(in thousands except shares and per share data)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

INTEREST INCOME:
Loans receivable	$88,100	$51,749	$46,102	$237,292	$177,541
Mortgage-backed securities	5,440	1,307	1,403	9,049	5,779
Securities and cash equivalents	2,955	1,737	1,746	8,092	7,341
	96,495	54,793	49,251	254,433	190,661
INTEREST EXPENSE:
Deposits	3,146	1,738	1,801	8,385	7,578
Federal Home Loan Bank advances	287	4	16	311	125
Other borrowings	73	47	40	211	172
Junior subordinated debentures	890	816	734	3,247	2,914
	4,396	2,605	2,591	12,154	10,789
Net interest income before provision for loan losses	92,099	52,188	46,660	242,279	179,872
PROVISION FOR LOAN LOSSES	—	—	—	—	—
Net interest income	92,099	52,188	46,660	242,279	179,872
OTHER OPERATING INCOME:
Deposit fees and other service charges	13,172	9,746	8,317	40,607	30,553
Mortgage banking operations	4,482	4,426	2,966	17,720	10,249
Bank owned life insurance	1,056	550	465	2,497	1,809
Miscellaneous	1,196	489	652	2,821	1,885
	19,906	15,211	12,400	63,645	44,496
Net gain (loss) on sale of securities	(3)	—	1	(540)	42
Net change in valuation of financial instruments carried at fair value	(1,547)	(1,113)	(287)	(813)	1,374
Acquisition bargain purchase gain	—	—	—	—	9,079
Total other operating income	18,356	14,098	12,114	62,292	54,991
OTHER OPERATING EXPENSE:
Salary and employee benefits	49,225	27,026	23,321	127,282	89,778
Less capitalized loan origination costs	(4,007)	(3,747)	(3,050)	(14,379)	(11,730)
Occupancy and equipment	11,533	6,470	5,689	30,366	22,743
Information / computer data services	5,365	2,219	2,147	12,110	8,131
Payment and card processing services	5,504	4,168	2,998	16,430	11,460
Professional services	2,341	951	863	4,828	3,753
Advertising and marketing	1,882	1,959	1,387	7,649	6,266
Deposit insurance	1,284	713	595	3,189	2,415
State/municipal business and use taxes	505	475	415	1,889	1,437
Real estate operations	207	(2)	(187)	397	(446)
Amortization of core deposit intangibles	1,896	286	531	3,164	1,990
Miscellaneous	6,150	3,972	3,735	17,565	13,619
	81,885	44,490	38,444	210,490	149,416
Acquisition related costs	18,369	2,207	2,785	26,110	4,325
Total other operating expense	100,254	46,697	41,229	236,600	153,741
Income before provision for income taxes	10,201	19,589	17,545	67,971	81,122
PROVISION FOR INCOME TAXES	3,308	6,642	5,831	22,749	27,052
NET INCOME	$6,893	$12,947	$11,714	$45,222	$54,070
Earnings per share available to common shareholders:
Basic	$0.20	$0.62	$0.60	$1.90	$2.79
Diluted	$0.20	$0.62	$0.60	$1.89	$2.79
Cumulative dividends declared per common share	$0.18	$0.18	$0.18	$0.72	$0.72
Weighted average common shares outstanding:
Basic	33,842,350	20,755,394	19,374,228	23,801,373	19,359,409
Diluted	33,934,426	20,821,377	19,441,712	23,866,621	19,402,656
Increase (decrease) in common shares outstanding	13,279,955	(8,381)	43	14,670,707	27,779

BANR - Fourth Quarter 2015 Results
January 27, 2016

FINANCIAL CONDITION
(in thousands except shares and per share data)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014

ASSETS
Cash and due from banks	$117,657	$74,695	$71,077
Federal funds and interest-bearing deposits	144,260	60,544	54,995
Securities - trading	34,134	37,515	40,258
Securities - available for sale	1,138,573	418,254	411,021
Securities - held to maturity	220,666	132,150	131,258
Federal Home Loan Bank stock	16,057	6,767	27,036
Loans held for sale	44,712	3,136	2,786
Loans receivable:
Held for portfolio	7,314,504	4,369,458	3,831,034
Allowance for loan losses	(78,008)	(77,320)	(75,907)
	7,236,496	4,292,138	3,755,127
Accrued interest receivable	29,627	17,966	15,279
Real estate owned held for sale, net	11,627	6,363	3,352
Property and equipment, net	167,604	102,881	91,185
Goodwill	247,738	21,148	—
Other intangibles, net	36,762	5,457	2,831
Bank-owned life insurance	156,865	71,842	63,759
Other assets	193,520	61,454	53,199
	$9,796,298	$5,312,310	$4,723,163
LIABILITIES
Deposits:
Non-interest-bearing	$2,619,618	$1,561,516	$1,298,866
Interest-bearing transaction and savings accounts	4,068,019	2,095,476	1,829,568
Interest-bearing certificates	1,367,431	730,661	770,516
	8,055,068	4,387,653	3,898,950
Advances from Federal Home Loan Bank at fair value	133,381	16,435	32,250
Customer repurchase agreements and other borrowings	98,325	88,083	77,185
Junior subordinated debentures at fair value	92,480	85,183	78,001
Accrued expenses and other liabilities	76,511	42,844	37,082
Deferred compensation	40,474	20,910	16,807
	8,496,239	4,641,108	4,140,275
STOCKHOLDERS' EQUITY
Common stock	1,261,174	628,958	568,882
Retained earnings	39,615	41,269	14,264
Other components of stockholders' equity	(730)	975	(258)
	1,300,059	671,202	582,888
	$9,796,298	$5,312,310	$4,723,163
Common Shares Issued:
Shares outstanding at end of period	34,242,255	20,962,300	19,571,548
Common stockholders' equity per share (1)	$37.97	$32.02	$29.78
Common stockholders' tangible equity per share (1) (2)	$29.66	$30.75	$29.64
Common stockholders' tangible equity to tangible assets (2)	10.68%	12.20%	12.29%
Consolidated Tier 1 leverage capital ratio	11.06%	13.85%	13.41%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common stockholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
LOANS:
Commercial real estate:
Owner occupied	$1,327,807	$635,146	$546,783
Investment properties	1,765,353	1,062,418	856,942
Multifamily real estate	472,976	198,874	167,524
Commercial construction	72,103	47,490	17,337
Multifamily construction	63,846	72,987	60,193
One- to four-family construction	278,469	246,715	219,889
Land and land development:
Residential	126,773	111,091	102,435
Commercial	33,179	15,517	11,152
Commercial business	1,207,944	812,070	723,964
Agricultural business including secured by farmland	376,531	242,556	238,499
One- to four-family real estate	952,633	533,189	537,108
Consumer:
Consumer secured by one- to four-family real estate	478,420	250,029	222,205
Consumer-other	158,470	141,376	127,003
Total loans outstanding	$7,314,504	$4,369,458	$3,831,034
Restructured loans performing under their restructured terms	$21,786	$23,981	$29,154
Loans 30 - 89 days past due and on accrual	$18,834	$4,152	$8,387
Total delinquent loans (including loans on non-accrual)	$34,086	$27,682	$25,124
Total delinquent loans / Total loans outstanding	0.47%	0.63%	0.66%
Purchase credit impaired loans (net)	$58,555	$5,409	$—

GEOGRAPHIC CONCENTRATION
OF LOANS AT DECEMBER 31, 2015	Washington	Oregon	California	Idaho	Utah	Other	Total
Total loans outstanding	$3,343,112	$1,446,531	$1,234,016	$496,870	$325,011	$468,964	$7,314,504
Percent of total loans	45.7%	19.8%	16.9%	6.8%	4.4%	6.4%	100.0%

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Years Ended
CHANGE IN THE	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$77,320	$77,329	$74,331	$75,907	$74,258
Provision	—	—	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	233	375	843	819	1,507
Multifamily real estate	—	—	—	113	—
Construction and land	578	282	988	1,811	1,776
One- to four-family real estate	631	42	83	772	618
Commercial business	143	128	153	948	988
Agricultural business, including secured by farmland	261	146	328	1,927	1,576
Consumer	197	91	135	570	528
	2,043	1,064	2,530	6,960	6,993
Loans charged off:
Commercial real estate	(537)	(352)	—	(64)	(1,239)
Multifamily real estate	—	—	—	—	(20)
Construction and land	—	—	—	(891)	(207)
One- to four-family real estate	(292)	(12)	(253)	(419)	(885)
Commercial business	—	(312)	(263)	(746)	(1,344)
Agricultural business, including secured by farmland	(161)	—	(54)	(1,225)	(179)
Consumer	(365)	(397)	(384)	(1,514)	(1,470)
	(1,355)	(1,073)	(954)	(4,859)	(5,344)
Net (charge-offs) recoveries	688	(9)	1,576	2,101	1,649
Balance, end of period	$78,008	$77,320	$75,907	$78,008	$75,907
Net (charge-offs) recoveries / Average loans outstanding	0.009%	—%	0.041%	0.042%	0.045%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Specific or allocated loss allowance:
Commercial real estate	$20,716	$19,640	$18,784
Multifamily real estate	4,195	4,363	4,562
Construction and land	27,131	29,274	23,545
One- to four-family real estate	4,732	4,937	8,447
Commercial business	13,856	12,765	12,043
Agricultural business, including secured by farmland	3,645	3,533	2,821
Consumer	902	804	483
Total allocated	75,177	75,316	70,685
Unallocated	2,831	2,004	5,222
Total allowance for loan losses	$78,008	$77,320	$75,907
Allowance for loan losses / Total loans outstanding	1.07%	1.77%	1.98%
Allowance for loan losses / Non-performing loans	512%	484%	454%

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$3,751	$3,899	$1,132
Construction and land	2,260	3,856	1,275
One- to four-family	4,700	4,934	8,834
Commercial business	2,159	980	537
Agricultural business, including secured by farmland	697	228	1,597
Consumer	703	789	1,187
	14,270	14,686	14,562
Loans more than 90 days delinquent, still on accrual:
One- to four-family	899	1,285	2,095
Commercial business	8	5	—
Consumer	45	11	79
	952	1,301	2,174
Total non-performing loans	15,222	15,987	16,736
Real estate owned (REO)	11,627	6,363	3,352
Other repossessed assets	268	—	76
Total non-performing assets	$27,117	$22,350	$20,164
Total non-performing assets / Total assets	0.28%	0.42%	0.43%
Purchase credit impaired loans (net)	$58,555	$5,409	$—

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Years Ended
REAL ESTATE OWNED	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Balance, beginning of period	$6,363	$3,928	$3,352	$4,044
Additions from loan foreclosures	1,125	427	4,351	3,264
Additions from acquisitions	5,706	—	8,231	—
Additions from capitalized costs	—	(5)	298	30
Proceeds from dispositions of REO	(1,585)	(1,291)	(4,740)	(4,923)
Gain on sale of REO	18	293	351	973
Valuation adjustments in the period	—	—	(216)	(36)
Balance, end of period	$11,627	$3,352	$11,627	$3,352

DEPOSIT COMPOSITION	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Non-interest-bearing	$2,619,618	$1,561,516	$1,298,866
Interest-bearing checking	1,159,846	482,530	439,480
Regular savings accounts	1,284,642	1,030,177	901,142
Money market accounts	1,623,531	582,769	488,946
Interest-bearing transaction & savings accounts	4,068,019	2,095,476	1,829,568
Interest-bearing certificates	1,367,431	730,661	770,516
Total deposits	$8,055,068	$4,387,653	$3,898,950

GEOGRAPHIC CONCENTRATION
OF DEPOSITS AT DECEMBER 31, 2015	Washington	Oregon	California	Idaho	Utah	Total
Total deposits	$4,219,304	$1,648,421	$1,592,365	$435,099	$159,879	$8,055,068
Percent of total deposits	52.4%	20.4%	19.8%	5.4%	2.0%	100.0%

INCLUDED IN TOTAL DEPOSITS	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Public non-interest-bearing accounts	$85,489	$48,814	$39,381
Public interest-bearing transaction & savings accounts	123,941	74,446	63,473
Public interest-bearing certificates	31,281	27,791	35,346
Total public deposits	$240,711	$151,051	$138,200
Total brokered deposits	$162,936	$10,095	$4,799

OTHER BORROWINGS	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Customer repurchase agreements / "Sweep accounts"	$93,325	$88,083	$77,185
Other	5,000	—	—
Total other borrowings	$98,325	$88,083	$77,185

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(in thousands)
BUSINESS COMBINATIONS
ACQUISITION OF STARBUCK BANCSHARES, INC.*	October 1, 2015

Cash paid		$130,000
Fair value of common shares issued		630,674
Total consideration		760,674

Fair value of assets acquired:
Cash	$95,821
Securities	1,037,238
Loans receivable	2,997,640
Real estate owned held for sale	5,706
Property and equipment	66,549
Intangible assets	33,500
Other assets	221,019
Total assets acquired	4,457,473

Fair value of liabilities assumed:
Deposits	3,638,596
Junior subordinated debentures	5,806
Other liabilities	278,445
Total liabilities assumed	3,922,847
Net assets acquired		534,626
Goodwill		$226,048

ACQUISITION OF SIUSLAW FINANCIAL GROUP*	March 6, 2015

Cash paid		$5,806
Fair value of common shares issued		58,100
Total consideration		63,906

Fair value of assets acquired:
Cash	$84,405
Securities - available for sale	12,865
Loans receivable	247,098
Real estate owned held for sale	2,525
Property and equipment	8,127
Intangible assets	3,895
Other assets	11,391
Total assets acquired	370,306

Fair value of liabilities assumed:
Deposits	316,406
Junior subordinated debentures	5,959
Other liabilities	5,183
Total liabilities assumed	327,548
Net assets acquired		42,758
Goodwill		$21,148

* Amounts recorded in this table are preliminary estimates of fair value.  Additional adjustments to the purchase price allocation may be required.

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

ACQUISITION OF SIX OREGON BRANCHES	June 20, 2014

Total consideration		$—

Fair value of assets acquired:
Cash	$127,557
Loans receivable	87,923
Property and equipment	3,079
Intangible assets	2,372
Other assets	275
Total assets acquired	221,206

Fair value of liabilities assumed:
Deposits	212,085
Other liabilities	42
Total liabilities assumed	212,127
Net assets acquired		9,079
Acquisition bargain purchase gain		$(9,079)

MERGER AND ACQUISITION EXPENSE (1)	Quarters Ended			Years Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
By expense category:
Personnel (severance and retention fees in compensation)	$6,134	$227	$—	$6,577	$—
Professional services	5,757	1,185	2,279	11,169	2,953
Non-capitalized equipment	976	5	6	1,031	105
Advertising and marketing	306	151	197	527	327
Information and computer data services	2,069	301	37	2,875	334
Payment and processing	12	16	119	28	185
Miscellaneous	3,115	322	147	3,903	421
Total merger and acquisition expense	$18,369	$2,207	$2,785	$26,110	$4,325

By acquisition:
Acquisition of six Oregon branches	$—	$—	$244	$—	$1,784
Siuslaw Financial Group	133	340	748	2,000	748
Starbuck Bancshares, Inc. (AmericanWest)	18,236	1,867	1,793	24,110	1,793
Total merger and acquisition expense	$18,369	$2,207	$2,785	$26,110	$4,325
(1) Includes expenses related to preparing and filing a registration statement with respect to the restricted stock issued as consideration for the acquisition of Starbuck Bancshares, Inc.

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF DECEMBER 31, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,139,554	13.66%	$667,551	8.00%	$834,438	10.00%
Tier 1 capital to risk-weighted assets	1,057,597	12.67%	500,663	6.00%	667,551	8.00%
Tier 1 leverage capital to average assets	1,057,597	11.06%	382,614	4.00%	478,267	5.00%
Common equity tier 1 capital to risk-weighted assets	1,013,971	12.15%	375,497	4.50%	542,385	6.50%
Banner Bank:
Total capital to risk-weighted assets	1,030,601	12.63%	652,939	8.00%	816,174	10.00%
Tier 1 capital to risk-weighted assets	950,865	11.65%	489,704	6.00%	652,939	8.00%
Tier 1 leverage capital to average assets	950,865	10.28%	385,126	4.00%	481,408	5.00%
Common equity tier 1 capital to risk-weighted assets	950,865	11.65%	367,278	4.50%	530,513	6.50%
Islanders Bank:
Total capital to risk-weighted assets	38,448	20.31%	15,146	8.00%	18,932	10.00%
Tier 1 capital to risk-weighted assets	36,227	19.14%	11,359	6.00%	15,146	8.00%
Tier 1 leverage capital to average assets	36,227	13.38%	10,826	4.00%	13,533	5.00%
Common equity tier 1 capital to risk-weighted assets	36,227	19.14%	8,520	4.50%	12,306	6.50%

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Years Ended
OPERATING PERFORMANCE	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Average loans	$7,398,030	$4,313,839	$3,813,606	$4,961,193	$3,679,264
Average securities	1,500,401	582,701	643,665	818,471	671,634
Average interest earning cash	129,797	109,445	76,082	122,479	68,696
Average non-interest-earning assets	870,169	276,761	212,071	413,503	205,378
Total average assets	$9,898,397	$5,282,746	$4,745,424	$6,315,646	$4,624,972
Average deposits	$8,118,825	$4,379,887	$3,942,903	$5,209,350	$3,815,979
Average borrowings	418,126	226,174	218,170	276,581	246,963
Average non-interest-bearing other liabilities (1)	54,967	6,731	2,039	17,051	(1,991)
Total average liabilities	8,591,918	4,612,792	4,163,112	5,502,982	4,060,951
Total average stockholders' equity	1,306,479	669,954	582,312	812,664	564,021
Total average liabilities and equity	$9,898,397	$5,282,746	$4,745,424	$6,315,646	$4,624,972
Interest rate yield on loans	4.72%	4.76%	4.80%	4.78%	4.83%
Interest rate yield on securities	2.20%	2.01%	1.91%	2.05%	1.92%
Interest rate yield on cash	0.23%	0.35%	0.29%	0.27%	0.30%
Interest rate yield on interest-earning assets	4.24%	4.34%	4.31%	4.31%	4.31%
Interest rate expense on deposits	0.15%	0.16%	0.18%	0.16%	0.20%
Interest rate expense on borrowings	1.19%	1.52%	1.44%	1.36%	1.30%
Interest rate expense on interest-bearing liabilities	0.20%	0.22%	0.25%	0.22%	0.27%
Interest rate spread	4.04%	4.12%	4.06%	4.09%	4.04%
Net interest margin	4.05%	4.14%	4.08%	4.10%	4.07%
Other operating income / Average assets	0.74%	1.06%	1.01%	0.99%	1.19%
Core other operating income / Average assets (2)	0.80%	1.14%	1.04%	1.01%	0.96%
Other operating expense / Average assets	4.02%	3.51%	3.45%	3.75%	3.32%
Core other operating expense / Average assets (2)	3.28%	3.34%	3.21%	3.33%	3.23%
Efficiency ratio (other operating expense / revenue)	90.76%	70.45%	70.15%	77.68%	65.46%
Efficiency ratio (core other operating expense / core operating revenue)(2)	73.11%	66.01%	65.09%	68.80%	66.59%
Return on average assets	0.28%	0.97%	0.98%	0.72%	1.17%
Return on average equity	2.09%	7.67%	7.98%	5.56%	9.59%
Return on average tangible equity (3)	2.68%	7.99%	8.03%	6.24%	9.63%
Average equity / Average assets	13.20%	12.68%	12.27%	12.87%	12.20%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)
Core other operating income excludes net gain (loss) on sale of securities, fair value adjustments and acquisition bargain purchase gain.  Core other operating expense excludes acquisition related costs.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of these press release tables.

(3)
Average tangible equity excludes goodwill and other intangible assets and represents a non-GAAP financial measure.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of these press release tables.

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Years Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Net interest income before provision for loan losses	$92,099	$52,188	$46,660	$242,279	$179,872
Total other operating income	18,356	14,098	12,114	62,292	54,991
Total GAAP revenue	110,455	66,286	58,774	304,571	234,863
Exclude net (gain) loss on sale of securities	3	—	(1)	540	(42)
Exclude change in valuation of financial instruments carried at fair value	1,547	1,113	287	813	(1,374)
Exclude acquisition bargain purchase gain	—	—	—	—	(9,079)
Revenue from core operations (non-GAAP)	$112,005	$67,399	$59,060	$305,924	$224,368

ACQUISITION ACCOUNTING IMPACT ON NET INTEREST MARGIN	Quarters Ended			Years Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Net interest income before provision for loan losses (GAAP)	$92,099	$52,188	$46,660	$242,279	$179,872
Exclude discount accretion on purchased loans	(2,579)	(359)	(111)	(3,566)	(223)
Exclude premium amortization on acquired certificates of deposit	(572)	(60)	(69)	(748)	(139)
Net interest income before discount accretion (non-GAAP)	$88,948	$51,769	$46,480	$237,965	$179,510

Net interest margin (GAAP)	4.05%	4.14%	4.08%	4.10%	4.07%
Exclude impact on net interest margin from discount accretion	(0.11)	(0.03)	(0.01)	(0.06)	(0.01)
Exclude impact on net interest margin from CD premium amortization	(0.03)	—	(0.01)	(0.01)	—
Net margin before discount accretion (non-GAAP)	3.91%	4.11%	4.06%	4.03%	4.06%

OTHER OPERATING INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended			Years Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Total other operating income (GAAP)	$18,356	$14,098	$12,114	$62,292	$54,991
Exclude net (gain) loss on sale of securities	3	—	(1)	540	(42)
Exclude change in valuation of financial instruments carried at fair value	1,547	1,113	287	813	(1,374)
Exclude acquisition bargain purchase gain	—	—	—	—	(9,079)
Other operating income from core operations (non-GAAP)	$19,906	$15,211	$12,400	$63,645	$44,496

Total other operating expense (GAAP)	$100,254	$46,697	$41,229	$236,600	$153,741
Exclude acquisition related costs	(18,369)	(2,207)	(2,785)	(26,110)	(4,325)
Other operating expense from core operations (non-GAAP)	$81,885	$44,490	$38,444	$210,490	$149,416

BANR - Fourth Quarter 2015 Results
January 27, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)

	Quarters Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
TANGIBLE COMMON STOCKHOLDERS' EQUITY TO TANGIBLE ASSETS
Stockholders' equity (GAAP)	$1,300,059	$671,202	$582,888
Exclude goodwill and other intangible assets, net	284,500	26,605	2,831
Tangible common stockholders' equity (non-GAAP)	$1,015,559	$644,597	$580,057

Total assets (GAAP)	$9,796,298	$5,312,310	$4,723,163
Exclude goodwill and other intangible assets, net	284,500	26,605	2,831
Total tangible assets (non-GAAP)	$9,511,798	$5,285,705	$4,720,332
Tangible common stockholders' equity to tangible assets (non-GAAP)	10.68%	12.20%	12.29%

TANGIBLE COMMON STOCKHOLDERS' EQUITY PER SHARE
Tangible common stockholders' equity	$1,015,559	$644,597	$580,057
Common shares outstanding at end of period	34,242,255	20,962,300	19,571,548
Common stockholders' equity (book value) per share (GAAP)	$37.97	$32.02	$29.78
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$29.66	$30.75	$29.64

RATIO OF ADJUSTED ALLOWANCE FOR LOAN LOSSES TO ADJUSTED LOANS
Loans receivable (GAAP)	$7,314,504	$4,369,458	$3,831,034
Net loan discount on acquired loans	44,939	4,329	—
Adjusted loans (non-GAAP)	$7,359,443	$4,373,787	$3,831,034

Allowance for loan losses (GAAP)	$78,008	$77,320	$75,907
Net loan discount on acquired loans	44,939	4,329	—
Adjusted allowance for loan losses (non-GAAP)	$122,947	$81,649	$75,907

Adjusted allowance for loan losses / Adjusted loans (non-GAAP)	1.67%	1.87%	1.98%